UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, the board of directors of National Mentor Holdings, Inc. (the “Company”) voted to increase the number of directors that constitute the board of directors of the Company to nine (9) directors.

On August 25, 2014, the board of directors of the Company appointed Patrick M. Gray as a director of the Company to fill the vacancy created by the increase in the size of the Company’s board of directors. Mr. Gray’s appointment is subject to and will only become effective if the initial public offering (the “Initial Public Offering”) of the Company’s indirect parent, Civitas Solutions, Inc. (“Civitas”), is consummated.

Patrick M. Gray was an audit partner of PricewaterhouseCoopers from 1984 to 2009, where he most recently served as a leader of its U.S. corporate governance group from 2007 to 2009. While at PricewaterhouseCoopers, Mr. Gray worked with the management teams of growing companies on matters related to internal controls, finance department staffing, compensation arrangements, budgeting, financial arrangements, risk management, mergers and acquisitions and exits, including initial public offerings and sales. Mr. Gray is currently a member of the board of Sancilio & Company, a privately held, research-based biopharmaceutical company, where he has served in such capacity since 2012. Mr. Gray is a certified public accountant and he earned a B.S. from the Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Mr. Gray and any other person pursuant to which he was selected to serve on the board of directors, and there are no relationships between Mr. Gray and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Gray will be entitled to receive compensation in accordance with Civitas’ standard non-employee director compensation program. Under this compensation program, Mr. Gray will receive an annual retainer of $75,000 and an annual fee of $10,000 for serving as a member of the Audit Committee of Civitas. Civitas intends to grant deferred or restricted stock units to Mr. Gray with a value of $115,000 (to be converted to a number of shares based on the stock price of Civitas on the grant date), with the initial grant to be made in connection with this offering and future annual grants are expected to be granted on the date of Civitas’ annual meeting of stockholders, beginning with the second annual meeting after the Initial Public Offering. These awards will have vesting periods of one year. Civitas does not intend to impose any holding requirements but intends to adopt a stock ownership guideline which will require Mr. Gray to hold shares of Civitas’ common stock with a value equal to three times his annual cash retainer, or $225,000, within five years of the Initial Public Offering. Mr. Gray will be required to hold 100% of his equity awards until this guideline is met. It is expected that Mr. Gray will enter into the Company’s form of Amended and Restated Indemnification Agreement in the form filed as Exhibit 10.19 to Amendment No. 3 to Civitas’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Bruce F. Nardella
Date: August 29, 2014	Name:	Bruce F. Nardella
	Title:	Chief Executive Officer